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                                 EXHIBIT 23 (A)

                          CONSENT OF DELOITTE & TOUCHE
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                         INDEPENDENT AUDITORS' CONSENT



         We consent to the use in this Registration Statement of Denbury Resources Inc. on Form S-1 of our report dated February 23, 1996, on the consolidated financial statements of Denbury Resources Inc. (formerly Newscope Resources Ltd.), appearing in the Prospectus, which is part of this Registration Statement, of our report dated February 23, 1996, relating to the financial statement schedule appearing elsewhere in the Registration Statement and of our report dated April 9, 1996 (April 15, 1996 as to Note 1), relating to the statements of revenues and direct operating expenses attributable to certain oil and gas properties (Ottawa Properties) acquired by Denbury Resources Inc. for the year ended December 31, 1995 appearing in the Prospectus, which is a part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE


Chartered Accountants

Calgary, Alberta
September 12, 1996